Exhibit 99.2
Adjusted EBITDA
2007
(unaudited)
The following table presents adjustments reconciling income before taxes shown in the Company’s audited financial statements to Adjusted EBITDA calculated in accordance with the Company’s Credit Agreement. Adjusted EBITDA is a non-GAAP financial measure and has been included because it is a basis upon which our management assesses and will assess our operating performance. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP. Our measure of adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Adjusted
EBITDA
(in thousands)	2007
Income before taxes, January 1, 2007 to November 13, 2007	$200,125
Income before taxes, November 14, 2007 to December 31, 2007	(47,566)

Income before taxes, 2007	152,559

Net interest expense	55,921
Amortization & depreciation	24,751

Adjustments per Credit Agreement:
Non-cash compensation	82,077
Deal related expenses	61,944
Retention, severance and recruiting expense	19,990
Structured products distribution expense	23,565
Non-recurring net gains	(4,602)
Pro forma savings	7,000
Debt and investment related expenses	33,295

Adjusted EBITDA	$456,500